Exhibit 10.4

                BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT

     THIS BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of this 7th day of July, 2004 (the "Agreement Date"), among the following parties (the "Parties"):

     1) Matrix Capital Bank, a federal savings bank organized under the laws of the United States of America (the "Seller"); and

     2) ACCESSBANK, a federal savings bank organized under the laws of the United States of America ("ACCESSBANK" or "Purchaser").

                                   WITNESSETH

     WHEREAS, Purchaser desires to purchase certain of the assets and to assume certain of the deposit and other liabilities of Seller's branch office facilities located in Sun City, Arizona and Seller desires to sell such assets and to have such liabilities assumed;

     NOW THEREFORE, in consideration of the mutual promises and conditions herein set forth, the parties hereto agree as follows:

     Section 1. Definitions: For the purpose of this Agreement, the terms defined in this Section l shall have the meanings assigned to them herein:

     "Adjustment Date" means the fifth Business Day after the end of the first full calendar month following the Closing Date.

     "Branch" means (as the context requires) 1) the Branch Premises, 2) Seller's core banking activities and the assets specifically described in this Agreement arising from, accounted for on the books of; or relating most directly to, the Branch Premises as distinguished from the operation of Seller's other locations (whether or not related documents are maintained or accounting entries are made at the Branch Premises), or 3) both of the foregoing.

     "Branch Premises" means Seller's full-service banking facility located at 9899 West Bell Rd, Sun City, Arizona.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Arizona, or is a day on which banking institutions located in Arizona are authorized or required by law or other governmental action to close.

     "Contracts" have the meaning given them in Section 4.04.

     "Deposit" or "Deposits" shall have the meaning set forth in Section 3(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(1), including, without limitation, and as further defined in Section 3.01, all uncollected items included in the depositors' balances and credited on the books of the Seller at the Determination Date.

     "Determination Date" means the Seller's close of business on the last Business Day preceding the Closing Date. (The daily statement of Seller's Branch

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reflecting  the  amounts of various  assets and  liabilities  as of the close of business on the Determination Date on a full accrual basis shall determine with respect to certain items the exact balance being transferred to Purchaser, as more specifically set out below).

     "Equipment" means those improvements, additions, alterations and installations constituting all or a part of the Branch Premises, on and after the Agreement Date, including, without limitation, the automated teller machines presently in use at or in connection with the Branch, artwork, carpeting, furniture, shelving, and office supplies (other than office supplies with Seller's name or trademark), all as more specifically described on Schedule 6,06. As specified in Section 6.06, Schedule 6.06 hereto shall be delivered by Seller to Purchaser on or before the 10`x' calendar day following the Agreement Date.

     "Fixtures"   means   those   improvements,   additions,   alterations   and
installations constituting all or a part of the Branch Premises on and after the Agreement Date, all as more specifically described on Schedule 6.06.

     "Furniture"   means  those   improvements,   additions,   alterations   and
installations constituting all or a part of the Branch Premises on and after the Agreement Date, all as more specifically described on Schedule 6,.06.

     "Loans" and "Transferred Loans" means only loans numbered 221000003 and 22600065, each of which is secured by a pledge or other security interest in deposit accounts maintained by the borrowers at the Branch.

     "Real Estate Property" means the real estate and improvements located in Sun City, Arizona at 9899 West Bell Road all as more specifically described in Exhibit A hereto.

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     Section 2. Purchase and Sale of Assets.

          2.01 Assets to be Purchased - Purchase Price. Subject to the terms and conditions provided here, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase the Real Estate Property, the Furniture, the Fixtures, the Equipment, the Contracts, Cash on Hand at the Branch, and the Transferred Loans (collectively, the "Assets") as they exist on the Closing Date. The total purchase price for the Assets, subject to adjustment as of the Determination Date in accordance with Section 5.03, shall be as follows ("Purchase Price"):

          Assets                                    Purchase Price
          ------                                    --------------

   Furniture, Fixtures and Equipment      Book Value not to exceed $200,000 and
                                          adjusted to obtain total price per
                                          letter of intent

   Transferred Loans                      As set forth in Section 2.03

   Cash on Hand                           Face amount

   Real Estate Property                   As set forth in Section 2.06

   Purchase Premium                       Determined pursuant to section 2.02

   Contracts                              Assumption of the Contracts as
                                          specified in Section 3.04

          2.02 Calculation of Purchase Premium. The "Purchase Premium" shall be determined by multiplying (A) the average of the daily total Deposits at the Branch (but, for purposes of determining the Purchase Premium only, excluding specifically from the definition of Deposits any brokered deposits, Matrix corporate deposits, municipal, state or public school, including Charter School deposits) during the twenty (20) calendar day period immediately preceding the Determination Date times (B) 3.45%.

          2.03 Purchase Price for Transferred Loan. The purchase price for each Transferred Loan shall be 100% of the unpaid principal balance plus accrued and unpaid interest on each such Transferred Loan on the Determination Date..

          2.04 Allocation of Purchase Price. The Purchase Price shall be allocated to the Assets based upon the schedule set forth above. Purchaser and Seller shall jointly participate in preparing Internal Revenue Service Form 8594 ("Asset Acquisition Statement under Section 1060") to be filed by Purchaser to reflect this allocation.

          2.05 Acquisition of Real Estate. At Closing, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Estate Property. The terms upon which such purchase and sale shall occur are set forth in Exhibit A hereto.

          2.06 Real Estate Purchase Price. The Purchase Price for the Real Estate Property and improvements shall be $2,000,000.

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     Section 3. Assumption of Liabilities; No Assumption of Other Liabilities.

          3.01 Deposit Liabilities. Seller agrees to assign to Purchaser, and Purchaser agrees to assume on the Determination Date, all obligations and liabilities of Seller to be performed, satisfied, and discharged on and after the Determination Date with respect to Deposits carried on the books of the Branch and existing at the Determination Date and owed to the persons, corporations and other entities (including Deposits held by Individual Retirement Accounts) named as the respective depositors in the books of the Branch at the Determination Date, including, without limitation, (a) all demand deposits, but excluding outstanding cashier's checks and other official checks of Seller, and (b) all time and savings deposits, including accrued and unpaid interest thereon computed through the Determination Date, but excluding any brokered certificates of deposits of Seller (the items included in (a) and (b) above being collectively, the "Deposits"). The term "Deposits" shall not include deposit accounts, if any, that, by law or contract, cannot either be transferred by Seller or assumed by Purchaser. Seller also agrees to transfer to Purchaser all signature cards, deposit contracts, canceled checks and other records required to be retained related to the Deposits in the possession of Seller.

          3.02 Payment of Checks, Drafts and Orders. Purchaser agrees to pay all properly payable checks, drafts and withdrawal orders presented to it by mail, over its counters, or through clearing houses by depositors whose accounts are carried on the books of the Branch, whether drawn on the check or draft forms provided by Seller or by Purchaser, to the extent that the assumed balances of Deposits to the credit of the respective makers or drawers shall be sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing with respect to the Deposits.

          3.03 Interest on Accounts Assumed. Purchaser' agrees to pay interest on all interest bearing Deposits assumed by it in accordance with the terms thereof at the declared rate established by Seller, subject to the individual contracts relating to such Deposits and Purchaser's right to change applicable interest rates as permitted or required by law.

          3.04 Assumption of Contracts. Purchaser shall assume and fully discharge as they become due all liabilities and obligations arising after the Determination Date under the Contracts.

          3.05 No Other Liabilities Assumed. Purchaser shall not assume any liabilities of Seller, of any kind or description, known or unknown, disclosed or undisclosed, except for the liabilities described in this Agreement. Those liabilities and obligations of Seller assumed by Purchaser under this Agreement are referred to herein as the "Assumed Obligations" or "Assumed Liabilities".

     Section 4. Taxes, Pro-Rations and Reimbursements.

          4.01 Sales Taxes. Purchaser shall pay and remit all sales taxes or use taxes which, by law, become due and payable by reason of the consummation of the transaction contemplated hereby.

          4.02 Ad Valorem, Real Estate and Personal Property Taxes. Ad valorem taxes, real estate taxes and personal property taxes accruing or assessed with respect to, real estate and personal property the Assets for the calendar year

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which includes the Closing Date shall be pro-rated  between Purchaser and Seller as of the Closing Date. If the amount of such taxes cannot be ascertained at Closing, such pro-ration shall be done on the basis of taxes assessed for calendar year 2003, Notwithstanding the foregoing, special assessments levied or assessed against the Real Estate Property or improvements at any time up to and including the Closing Date shall be paid by Seller at or prior to Closing.

          4.03 Utilities. The net actual payment necessary to pro-rate utility bills (including without limitation monthly statements for electricity, natural gas, water, sewer, trash collection and telephone) shall be made by Purchaser or Seller, as applicable, on the Adjustment Date, but with the pro-ration calculated as of the Closing Date.

          4.04 Contracts. All equipment, maintenance, supplies and material, and service agreements relating to the Branch ("Contracts") are listed on Schedule
6.07. Seller shall assign to Purchaser, as of the Closing Date, any of Seller's rights under the Contracts.

          4.05 Safe Deposit Boxes. Box income will be pro-rated to Purchaser based on the Determination Date.

          4.06 Employees.

               (a) On the Closing Date, Purchaser shall offer employment at the Branch to all employees of Seller employed at the Branch at base wages and salaries no less favorable than the wages and salaries currently being paid by Seller to such employees. To the extent consistent with Purchaser's existing structure for comparable positions and comparable officer titles and its current policies regarding officer titles, such employees shall be offered positions with responsibilities and officer titles comparable to those they currently have with Seller. All such employees accepting employment with Purchaser are hereafter called the "Continuing Employees". Purchaser shall cause all Continuing Employees to have the same benefits provided by Purchaser generally to employees of Purchaser. Continuing Employees will be provided with credit for time served with respect to Purchaser's employee Profit Sharing and Employee Stock Ownership Plan. In addition, Purchaser shall permit each Continuing Employee the option to obtain past service credit for accrued vacation as of the Determination Date or to accept payment from the Seller for such accrued vacation leave as of the Determination Date (in which case, no past service credit shall be provided by Purchaser to the Continuing Employee). In the event that a Continuing Employee chooses to accept from Purchaser past service credit for his or her accrued vacation as of the Determination Date, then Seller shall pay to Purchaser the amount, plus applicable payroll taxes, that otherwise would have been payable to such Continuing Employee had he or she chosen to be paid for such accrued vacation.

               (b) Seller agrees that it shall render to Purchaser commercially reasonable assistance in soliciting employees of the Branch to accept employment with Purchaser, including but not limited to permitting Purchaser to immediately contact and solicit such employees.. Purchaser acknowledges that Seller has made no assurances to Purchaser with respect to such employees' accepting positions with Purchaser and incurs no liability to Purchaser in rendering the assistance referred to herein.

               (c) Purchaser shall have no liability to any of Seller's current employees for any accrued wages, sick leave, vacation time, pension obligations or any other employee benefits. Purchaser will have no liability and will not assume obligations under any "employee benefit plan", thorough the Closing Date (as such term is defined in the Employee Retirement Security Act of 1974, as

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amended)  of Seller or any other  obligations  (including,  without  limitation, severance  obligations) of Seller to the employees of the Branch. Seller will be
responsible   for  fulfilling,   and  resolving  any  disputes   concerning  its
liabilities   or   obligations   (including,   without   limitation,   severance
obligations) to the employees at the Branch under any such employee benefit plan or otherwise. All wages and salaries, workers' compensation payments, vacation pay and social security and unemployment taxes of employees of the Branch shall be paid by Seller for the period to and including the Determination Date., Seller affirms that there are no employment contracts with any Continuing Employees in effect at Closing Date.

     Section 5. Closing.

          5.01 Date of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at a mutually agreed time and place on a Business Day within 30 days following the satisfaction (or waiver, when appropriate) of all conditions, including the receipt of all required regulatory approvals for, the transactions provided for herein, and the expiration of any statutory waiting periods applicable thereto. The date of Closing is referred to herein as the "Closing Date". The effective time of the Closing for the purpose of final calculation of balances of Assets transferred, liabilities assumed, and Deposits and accrued interest thereon shall be as of Seller's normal close of business on the Determination Date. Purchaser shall take possession of the Branch Premises and shall open the branch office at the Branch Premises effective at the normal closing of business on the Closing Date notwithstanding the fact that the Closing may not be concluded until later that day. Provided that the Closing is in fact consummated on the Closing Date, all banking transactions occurring (deposits, withdrawals, receipt of loan payments, accrual of interest, etc.) with respect to any Assets purchased or Deposits assumed shall be treated (as between Purchaser and Seller) as having occurred subsequently to the Closing and shall become part of the operations of the Purchaser.

          5.02 Actions of Parties at Closing.

               (a) At Closing, Seller Shall:
                    (1) Execute and deliver to Purchaser, any assignments reasonably necessary in order to evidence the sale to Purchaser, without recourse, of the Transferred Loans and any collateral relating thereto;
                    (2) Execute and deliver to Purchaser such bills of sale, endorsements, assignments and other instruments of transfer as reasonably required in order to evidence ownership of the Assets in Purchaser, together with any required consent (including without limitation, the Special Warranty Deed, the Bill of Sale and Assignment, and the other closing documents required pursuant to Exhibit A);
                    (3) Deliver to Purchaser all files, documents, papers, agreements and other records pertaining to the Assets transferred and the Assumed Liabilities;
                    (4) Deliver the Cash on Hand to Purchaser;
                    (5) Deliver physical possession of the Branch Premises to Purchaser, including delivery of keys, security codes, etc;
                    (6) Pay to Purchaser by wire transfer in same day funds a sum of money equal to the amount of the Deposits assumed by Purchaser pursuant to Section 3 (including interest accrued through the Determination Date) and execute, acknowledge and deliver to Purchaser all certificates and other documents required to be delivered to Purchaser at the Closing pursuant to the terms of this Agreement;
                    (7) Deliver (or cause the title company to deliver) to Purchaser the title insurance required pursuant to Exhibit A.

               (b) At the Closing, Purchaser shall:
                    (1) Pay to Seller the Purchase Price;

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                    (2)  Execute,   acknowledge   and  deliver  to  Seller  such
instruments and documents as reasonably required to evidence Purchaser's assumption of the Assumed Liabilities

                    (3)   Execute,   acknowledge   and  deliver  to  Seller  all
certificates and other documents required to be delivered to Seller at the Closing pursuant to the terms of this Agreement and Exhibit A..

          5.03 Adjustment Date. The payments which are required to be made on the Closing Date shall be made pursuant to a preliminary settlement statement agreed to by the parties, substantially in the form of Schedule 2.02 hereto. On the Adjustment Date, Seller and Purchaser shall make an adjusting settlement between each other as of the Determination Date with regard to pro-rations and other adjustments provided in this Agreement and with regard to any errors, omissions or miscalculations with regard to amounts paid by either party on the Closing Date or subsequently; notwithstanding the foregoing, Purchaser and Seller shall make settlement with each other as often as each Business Day, if necessary, in order to reimburse the other party for cashier's checks or customer checks presented to and paid by one party but required to be paid by the other party pursuant to this Agreement.

     Section 6. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

          6.01 Organization of Seller. Seller is a federal savings bank duly organized, validly existing under the laws of the United States and has all requisite corporate power and authority and possesses all governmental and other permits, licenses, approvals and other authorizations to own or lease its Property and to carry on its business as now being conducted.. Seller is an insured bank as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

          6.02 Authority; Binding Effect. Seller has full right and authority to enter into this Agreement and, subject to receipt of any applicable regulatory approvals, to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate acts or proceedings on the part of Seller are necessary to authorize this Agreement or the transaction contemplated hereby; and this Agreement constitutes the valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Seller with any of the provisions hereof will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract or instrument to which the Seller and the Assets or liabilities assumed hereunder are subject.

          6.03 Financial Records. All books and records of the Branch have been (and will be as of the Closing Date) kept in accordance with generally accepted accounting principles and in accordance with all applicable record retention periods under federal or state law in all material respects and the financial records of the Seller as of April 30, 2004 present fairly in all material respects the financial position of the Branch and are complete, current, and accurate in all material regards as of the date(s) so stated.

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          6.04 Liability and Obligations.  At the Agreement Date, the Branch had
no obligation or liability, whether accrued, absolute, contingent or otherwise, which was material to the financial condition, business or obligations of the Branch or which when combined with all similar obligations or liabilities, would have been material, which has not been reflected in the Branch financial records, or in the schedules referred to herein, nor does there exist a set of circumstances resulting from transactions effected or events occurring with respect to the Assets on or prior to the Agreement Date, or from any action omitted to be taken during such period which, to the knowledge of Seller, could reasonably be expected to result in any such material obligation or liability, except as disclosed in the financial records or in the schedules referred to herein.

          6.05 Evidence of Indebtedness. Each note or other instrument evidencing a Transferred Loan and any related security agreement or instruments (including without limitation a guaranty or similar instrument) is (A) to the knowledge of Seller, a legal, valid and binding obligation of the obligor named therein, enforceable against such obligor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect), (B) has not been participated out to another lender, and (C) all actions necessary to perfect any related security interest have been taken or will be taken by Seller in a timely manner. To the best knowledge of Seller, no Transferred Loan is subject to any defense, offset or counterclaim and each Transferred Loan complies with all applicable laws and regulations known to Seller.. To the best knowledge of Seller, there are no valid claims for offset or other defense (including, but not limited to usury) by any such obligor based on any action or omission of Seller.

          6.06 Physical Property. Schedule 6.06, to be delivered by Seller to Purchaser within ten (10) calendar days following the execution of this Agreement, provides an itemized list of all items of Furniture, Fixtures, Equipment, and other Assets owned by Seller and located at the Branch as of the Agreement Date, except those items, if any, of Furniture, Fixtures and Equipment listed in Schedule 6.06 which are not being acquired by Purchaser. Seller owns each such item free and clear of all liens, pledges, security interests, charges, burdens, encumbrances, options and adverse claims. The operation of the property and business of Seller at the Branch in the manner in which they were previously operated or are now operated does not, to the knowledge of Seller, violate any existing or proposed environmental laws, zoning ordinances, building codes or municipal regulations in such a way as could, if' such laws, ordinances or regulations were enforced, result in any material, impairment of the use of the Branch for the purpose for which they are now operated. Seller is aware of no existing or contemplated condemnation proceedings affecting or relating to the Branch premises and Seller has paid or will pay in full all bills and invoices for labor and materials arising from the ownership and operation of the Branch premises and such Branch premises shall be in good operating condition and free of all liens and claims.

          6.07 Agreements, Contracts and Commitments. Schedule' 6.07 to this Agreement lists specifically all Contracts to which Seller is a party or by which Seller or any of' the Assets is in any way affected or bound. All such Contracts are legally valid and binding and in full force and effect, and neither Seller nor, to the knowledge of Seller, any other party is in default thereunder. None of the rights of Seller thereunder will be impaired by the consummation of the transactions contemplated hereby.

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          6.08 Taxes.

               (a) There are no tax liabilities of Seller that could become payable by Purchaser as a result of the fact that Purchaser will be the transferee of the Assets (except only ad valorem taxes, personal property taxes, real estate taxes, which are not yet due and payable, and which are to be pro-rated pursuant to Section 5).

               (b) With respect to all interest bearing accounts assigned to Purchaser, the records of Seller transferred to Purchaser contain or will contain all information and documents (including without limitation properly completed Forms W-9) necessary to comply in all material respects with all information reporting and tax withholding requirements under federal and state laws, rules and regulations, and such records identify with specificity all accounts subject to backup withholding under the Internal Revenue Code.

               (c) All federal, state, and local payroll, withholding, property, sales, use and transfer taxes, if any, which are due and payable by Seller relating to the operation of the Branch on or prior to the Closing Date shall be paid in full or Seller shall have made appropriate provision for such payment in accordance with ordinary business practices.

          6.09 Compliance with Laws. Seller is not in violation of any law, statute, rule, governmental regulation or order, or court decree or judgment which violation would reasonably be expected to have a material adverse effect on the Assets, the liabilities to be assumed under this Agreement, or the business and operations of the Branch.

          6.10 Litigation or Other Proceedings. There is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened, which would reasonably be expected to have a material adverse financial effect on Seller, the Assets, the Assumed Liabilities or the business and operations of the Branch..

          6.11 Inchoate Claims. Seller has no notice or knowledge of any agreement, claim or controversy, relating to Seller either directly or indirectly, which would reasonably be expected to result in a suit, action, proceeding or other formal procedure against Seller relating to the Assets, the Assumed Liabilities, or the business and operations of the Branch, nor knowledge of any circumstances which might give rise to such claim or controversy other than actions taken by Seller in the normal course of banking business.

          6.12 Broker's or Finder's Fee. There is no valid claim against Seller by any broker or other third party for any finders fee, brokerage commission or other similar payment related to the transactions contemplated hereby.

          6.13 Insurance. Seller has in full force and effect policies of insurance and fidelity bonds of type and in amounts that are customary in the banking industry for an institution of comparable size and Seller will continue all of such insurance and bonds in full force and effect and will give all notices and present all claims thereunder in due and timely fashion up and to the Closing Date.

          6.14 Accident and Claims. There have been no accidents or similar events relating to the Branch which have resulted, or may result, in claims against Seller which are not either fully covered by insurance, or by reserves, or other provisions created, or made, for such claims.

          6.15 Employment Agreements. Seller is not a party to (i) any written employment agreement, (ii) any oral or written management agreement relating to the Real Estate Property, or (iii) any oral employment agreement with personnel of the Branch which cannot be terminated at the election of Seller on not more than thirty (30) days notice.

          6.16 Hazardous Substances. The Branch and the use and operation of the Branch are in compliance with all federal, state or local laws, ordinances or regulations relating to industrial hygiene and to the best knowledge off the Seller the environmental conditions on, under or about the Branch including without limitation air, soil, surface water and groundwater conditions are in material compliance with all federal, state or local laws, ordinances or regulations relating to environmental conditions, To the best knowledge of Seller, there are no environmental, health or safety conditions on, under or about the Branch, including without limitation the air, soil, surface water and groundwater that would materially interfere with the conduct of the business of the Branch or materially adversely affect the Branch, the Assets, or the assumed liabilities. To the best of the knowledge of Seller, neither Seller nor any third party, including, without limitation, Seller's predecessors in title to the Branch, have used or, installed any underground tanks or gas or oil wells, or used, generated, manufactured, treated, stored, placed, deposited, discharged, released or disposed of on, under or about the Branch or transported to or from the Branch any Hazardous Substances (as defined below). To the best knowledge of the Seller, the Branch has never been used as a dump or landfill site, there are no asbestos-containing materials in the Branch or incorporated into the improvements in violation of applicable laws, there are and have been no polychlorinated biphenyl ("PCB")-containing electrical transformer fluorescent light fixture with ballasts or other PCB Item, as defined at 40 C.F.R. Section 761.3 or any PCB-containing fluid on the Branch, or to the best knowledge of the Seller are there or have there ever been any investigations, notices or violations, requests for information or claims of any kind asserted or threatened to be asserted by any person, including any federal, state or local governmental agency relating to the storage, disposal, discharge or release of any Hazardous Substances. For purposes of this Agreement, "Hazardous Substances" shall mean any flammable, explosive, radioactive material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any federal, state or local law or environmental statute, regulation or ordinance presently in effect and shall include, without limitation, (i) those substances included within the definition of' "hazardous substances", "hazardous materials", "toxic substances", "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;
(ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or, any successor agency) as hazardous substances (40 C.F.R.
Part 302 and amendments thereto); (iii) such other substances, materials and wastes which are regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state or local laws or regulations; (iv) any material, waste or substance which is or contains (i) petroleum, (ii) asbestos or (iii) PCB, or which is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C Sections 1251 et seq. (33 U.S.C. ss.1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss.1317), provided, however, that the term shall not include those substances that are of a character and quantity that are reasonably associated with the use of the Real Estate Property as bank Branch.

          6.17 Deposits. Attached hereto as Schedule 6.17 is a true and accurate schedule of all Deposits (excluding brokered CDs, but including IRA's), and related information, which are domiciled at the Branch, prepared as of a date within 10 calendar days of the Agreement Date (which Schedule shall be updated at and as of the Determination Date and, as updated, shall be true and accurate as of such date). The Deposits are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation to the fullest extent permitted by federal law. To the best knowledge of the Seller, the Deposits were solicited and currently exist in material compliance with all applicable requirements of federal, state and local laws and regulations promulgated thereunder (for purposes of this clause, a Deposit would not be in material compliance if the non-compliance subjects the depository institution to any penalty or liability).. The Deposits (i) are in all material respects genuine and enforceable obligations of Seller, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and by general principles of equity and (ii) were acquired in the ordinary course of Seller.

          6.18 FIRPTA. Seller is not a "foreign person" within the meaning of the Internal Revenue Code ss. 1445.

          6.19 Closing Date. Each representation and warranty made by Seller in this section shall be deemed to be made on and as of the date hereof and as of the Closing Date.

          6.20 Representations Not Misleading. No representation or warranty by the Seller contained in this Agreement nor in any exhibit or schedule furnished to the Purchaser by the Seller under and pursuant to this Agreement, contains or will contain as of the date made and on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

          6.21 Consents and Approvals. Except for any applicable regulatory approvals, no consents, approvals, filings or registrations with any third party or public body or agency are required in connection with Seller's consummation of this transaction.

     Section  7.   Representations   and  Warranties  of  Purchaser.   Purchaser
represents and warrants to Seller as follows:

          7.01 Organization of Purchaser. Purchaser is a federal savings bank, duly organized, validly existing under the laws of the United States of America and has all corporate power and authority and possesses all governmental and other permits, licenses, approvals and other authorizations to own or lease its Property and to carry on its business as now being conducted. Purchaser is an insured bank as defined in the Federal Deposit Insurance Act and applicable regulations relating thereto.

          7.02 Authority; Binding Effect. Purchaser has full right and authority to enter into this Agreement and, subject only to obtaining regulatory approvals, to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser; no other corporate acts or proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby; and this Agreement constitutes the valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Purchaser with any of the provisions hereof will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract or instrument to which the Purchaser is subject.

          7.03 Closing Date. Each representation and warranty made by Purchaser in this Article 7 shall be deemed to be made on and as of the date hereof and as of the Closing Date.

          7.04 Representations Not Misleading. No representation or warranty by the Purchaser contained in this Agreement, nor in any exhibit or schedule furnished to the Seller by the Purchaser under and pursuant to this Agreement, contains or will contain as of the date made and on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

          7.05 Consents and Approvals. Except for any applicable regulatory approvals, no consents, approvals, filings or registrations with any third party or public body or agency are required in connection with Purchaser's consummation of this transaction.

          7.06 Community Reinvestment Act. At its most recent regulatory evaluation of the Purchaser's performance under the Community Reinvestment Act (the "CRA"), the Purchaser's record of performance was deemed to be
"outstanding" or "satisfactory", and no proceedings are pending or, to the knowledge of the Purchaser, threatened, that would result in a change in such evaluation. Purchaser has not received any adverse public comments with respect to its compliance under the CRA since the date of its most recent regulatory evaluation of its performance under the CRA.

          7.07 USA  PATRIOT  Act and  Bark  Secrecy  Act.  The  Purchaser  is in
material compliance with the applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to intercept and Obstruct Terrorism Act of 2001 and the Bank Secrecy Act, and its implementing regulations.

          7.08 Regulatory Conditions. To the Purchaser's knowledge, no fact or condition exists with respect to the Purchaser which Purchaser has reason to believe will prevent it from obtaining approval from the applicable governmental authorities of the transactions contemplated herein.

          7.09 Application Filings. The Purchaser and Seller shall cause to be filed within 10 calendar days of the Agreement Date, those applications necessary to obtain the approval from the applicable governmental authorities to complete the transactions contemplated herein. Purchaser and Seller shall pay their own application filing fees.

     Section 8. Conduct and Transactions Prior to Closing Date. Seller or Purchaser, as the case may be, covenant that, except as otherwise previously consented to in writing by the other party not making such covenant between the date of' this Agreement and the Closing Date, such party will do or cause the following to occur:

          8.01 Preservation of the Business of Seller. The business of Seller at the Branch shall be conducted only in the ordinary course consistent with past practices of the Seller..

          8.02 Employee Compensation. Except for (A) customary merit and grade increases, and (B) annual bonuses for 2003 or 2004 performance that have not yet been paid, if any, in each case made in the ordinary course by Seller and consistent with its past practices, no increase will be made in the compensation of the employees at the Branch including, but not limited to, normal bonus, profit sharing and other compensation.

          8.03 Relationships. Seller shall use its commercially reasonable efforts to maintain and preserve its relationships with depositors, customers, and others having business relationships with the Branch.

          8.04 Public Announcements; Purchaser's Right to Communicate with Bank Customers. Neither the Purchaser nor Seller shall make any press release, public announcements, or disclosure to any person or entity not having a need to know, including announcements to employees or customers, concerning the transactions provided for in this Agreement without the prior consent of the other party hereto, which consent shall not unreasonably be withheld, delayed, or denied, unless disclosure is required by law or regulation. Purchaser shall also have the right to participate in preparing the text of any written communication which the Seller may mail to its customers concerning the proposed transaction or the assumption of their Deposits by the Purchaser.

          8.05 Regulatory Approvals. Purchaser, with the reasonable cooperation of the Seller, shall promptly prepare and file (but in any event no later than 10 calendar days following the Agreement Date) appropriate documents with The Office of Thrift Supervision, and any other regulatory agencies whose approval or consent may be required and thereafter use its best efforts to obtain timely the requisite, unconditional approvals for the transactions contemplated hereby from those agencies.

          8.06 No Offers or Negotiations. Neither Seller nor its affiliates will, directly or indirectly, negotiate, solicit, initiate or encourage submission of proposals or offers from any other persons (including without limitation any of its or their officers, directors, employees or significant stockholders) relating to any acquisition or purchase of any portion of the Assets or Assumed Liabilities. Seller shall promptly cease and cause to be terminated any current negotiations conducted with any parties other' than Purchaser with respect to any such acquisition. Any consent heretofore granted by Seller or its affiliates to permit persons to make any such proposal (other than consents given to Purchaser) shall immediately be withdrawn and no further consents, waivers or amendments shall be granted by Sellers. The provisions and requirements of this Section 8.06 shall immediately terminate upon any termination of this Agreement pursuant to Section 15.

          8.07 IRA Accounts. Prior to the Closing Date, Purchaser shall designate a successor trustee or custodian, which may be Purchaser, as to any IRA constituting a liability to be assumed by Purchaser and for which Seller acts as trustee or custodian. Seller will transfer the trusteeship or custodianship of all such IRAs to such successor trustee or custodian on the Closing Date. Seller shall be responsible for all federal, state and local income tax reporting for such accounts for the period ending on the Closing Date, and the successor trustee or custodian shall be responsible for such reporting thereafter.

          8.08 Operational and Data Processing Conversion Matters. Seller shall cooperate with Purchaser's reasonable requests in order to accommodate any and all requirements for Purchaser to convert the operations of the Branch from Branch of Seller to Branch of Purchaser, including without limitation any requirements for the conversion of data processing to Purchaser's systems. Seller covenants that it will assist Purchaser with Purchaser's reasonable requests following the Closing in the event that Purchaser is unable to complete its requirements prior thereto. If Purchaser believes it will be unable to complete conversion prior to Closing, Purchaser shall so notify Seller at least 30 days prior to Closing. In such event, Seller and Purchaser shall negotiate in good faith to reach a service agreement that provides for Seller to continue to "service" the Deposits and Transferred Loans for an interim period of time and which provides for Seller to be compensated for providing such services at Seller's fully-loaded costs not to exceed $5,000 per month.

          8.09 Access to Books and Records. Seller shall furnish Purchaser with such additional financial and other data and information regarding the Assets and liabilities to be assumed as Purchaser reasonably may request from time to time, including without limitation any information required for inclusion in all government applications necessary to effect the transaction contemplated hereby. Upon reasonable notice, Seller shall permit officers and authorized representatives of Purchaser access to inspect the Branch during normal business hours or at such other time mutually agreed by both parties and permit Purchaser to make or cause to be made such reasonable investigation of information and material relating to the condition of the Branch, including, if any, general and subsidiary ledgers, deposit records and other information concerning the business, property and legal questions concerning the Branch as Purchaser reasonably deems necessary or advisable. Purchaser shall furnish Seller with such additional financial and other data and information regarding Purchaser as Seller reasonably may request from time to time, including without limitation any information required for inclusion in all government applications necessary to effect the transaction contemplated hereby.

          8.10 Operation of Branch pending Closing. Excluding loan commitments and deposits issued in the ordinary course of Seller, Seller shall not in respect of the operations at the Branch enter into any contract, agreement or commitment which obligates the Purchaser for amounts in excess of $5,000 without prior written approval from Purchaser, which shall not be unreasonably withheld.

     Section 9. Obligation of Parties After the Closing. After the Closing Date, and in addition, and not by way of limiting any of the foregoing:

          9.01 Business Relationships.

               (a) For a period of twenty-four months after the Closing Date, Seller shall not cause, or attempt to cause or induce, directly or indirectly, any person now or hereafter employed at the Branch to terminate such employment; nor cause, directly or indirectly, or attempt to cause, any customer or depositor whose name now or hereafter appears on the books and records of the Branch to withdraw her, his or its banking affiliation from the Branch; provided, however, the mere fact that Seller, hires any person formerly employed at the Branch or accepts barking business from a former customer or depositor of the Branch shall not be deemed to prove Seller's breach under this subsection 9.01.

               (b) For a period of twelve months following the Closing Date, Seller shall not and shall cause it subsidiaries and affiliates, successors or assigns not to, and shall not enter into any agreement to, acquire, lease, purchase, own, operate or use any building, office or other facility or premises located within Manicopa County in the State of Arizona for the purpose of accepting deposits, cashing checks, making loans or conducting general banking business. This provision shall not prohibit any acquirer of the Seller or any of its subsidiaries or affiliates that currently maintains banking operations in Manicopa County from continuing such operations after any such acquisition.

          9.02 Transit Items. Each party shall exercise its best efforts to assist the other party in the adjustment and delivery of all overages and shortages of documentary and cash items in transit and items in collection as of the Determination Date, as the interest in such items of the respective parties hereto may then appear.

          9.03 Indemnification.

               (a) Seller agrees to and does hereby indemnify, defend and hold Purchaser harmless from any loss, demand, obligation, cost, expense or liability (including reasonable attorney's fees and expenses) (i) arising out of any actions, suits or other proceedings by third parties which (A) relate to the operations at the Branch on or prior to the Determination Date, (B) relate to any wrongful act, omission or negligence of Seller in regards to the operations of the Branch, the Assets or performance (or the failure to fully perform or discharge any) of the Assumed Liabilities on or prior to the Determination Date, or (C) relate to any liabilities of the Seller or the Branch not specifically assumed by Purchaser hereunder or any assets of the Seller or the Branch not acquired by Purchaser hereunder, or (ii) arising out of the inaccuracy of any representation or warranty made by Seller or any breach by Seller of its covenants or agreements contained herein or in any instrument, document or certificate delivered to Purchaser pursuant hereto.

               (b) Purchaser agrees to and does hereby indemnify, defend and hold Seller harmless from any loss, demand, obligation, costs, expense or liability (including reasonable attorney's fees and expenses) (i) arising out of any actions, suits or other proceedings by third parties which (A) relate to the operations at the Branch subsequent to the Determination Date, or (B) relate to any wrongful act, omission or negligence of Purchaser relating to the operations of the Branch, the Assets or the performance (or the failure to fully perform or discharge any) of the Assumed Liabilities subsequent to the Determination Date; or (ii) arising out of the inaccuracy of any representation or warranty made by Purchaser or any breach by Purchaser of its covenants or agreements contained herein or in any instrument, document or certificate delivered to Seller pursuant hereto.

               (c) Any claim from indemnification render this Section 9,03 must be made by the party claiming a right to such indemnification on or before the date that is twenty-four months from the Closing Date.

          9.04 Tax Reporting. Seller and Purchaser agree that each party shall be solely responsible for providing to the Internal Revenue Service and to each depositor, other holder of a liability assumed or customer, to the extent required by law, Forms 1098, 1099 INT, 1099R and 5498 and other applicable reporting forms with respect to each of the Assumed Liabilities and Assets transferred for the period during which Seller or Purchaser, as applicable, administers such liabilities or Assets during 2004.

     Section 10. Risk of Loss. Pending the Determination Date, the risk of loss in regard to the Assets shall be upon Seller. After the Determination Date, the risk of loss in regard to the Assets shall be on Purchaser. Each party shall procure insurance, as appropriate, to cover such risks.

     Section 11. Conditions to Obligations of Parties. The obligations of Purchaser and Seller to consummate the transactions contemplated hereby shall be subject to the condition that all orders, consents and approvals of regulatory agencies necessary in order for the transactions provided for in this Agreement to be lawfully accomplished shall have been obtained in form and substance reasonably satisfactory to the Purchaser and Seller.

     Section 12. Conditions to Obligations of Purchaser. The obligations of Purchaser hereunder shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless Purchaser- shall have waived such condition in writing.

          12.01 Representations and Warranties of Seller. The representations and warranties of Seller contained herein shall be true in all material respects when made and at the Closing Date with the same force and effect as though made at and as of such time, and Seller shall have performed all obligations and complied with all covenants to be performed or complied with by it on or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate dated as of the Closing Date to such effect. Seller also shall have delivered to Purchaser all documents, instruments and other items required to be delivered by Seller under Section 5.02 hereof.

          12.02 Litigation. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the transactions contemplated hereby, to cause a divestment by Seller or Purchaser of any significant portion of its respective assets or to impose any limitation upon the exercise by Purchaser of its general banking powers subsequent to consummation of the transactions contemplated hereby.

          12.03 No Material Adverse Change. There shall not have occurred any material adverse change from Agreement Date to the Closing Date in the business of the Branch, the Assets, the Transferred Loans, the Deposits, or the other Assets; provided, however, in no event shall the resignation of any employee (or any adverse change resulting primarily from the resignation of an employee) be deemed a material adverse change for the purpose of this paragraph.

          12.04  Approval  of  Due  Diligence  Matters.   Seller,  in  its  sole
discretion, shall have approved of all aspects of its due diligence investigation on or prior to the end of the Due Diligence Period (as defined in Exhibit A).

     Section 13. Conditions to Obligations of Seller. The obligations of Seller hereunder shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by Seller:

          13.01 Representations and Warranties of Purchaser. The representations and warranties of Purchaser hereunder shall be true in all material respects when made and at the Closing Date with the same force and effect as though made at and as of such time, and Purchaser shall have performed all obligations and complied with all covenants required under this Agreement to be performed or complied with by it on or prior to the Closing Date.. Purchaser shall have delivered to Seller a certificate dated as of the Closing Date to such effect.. Purchaser shall have delivered to Purchaser all documents, instruments and other items required to be delivered by Purchaser under Section 5.02 hereof

          13.02 Litigation. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the transactions contemplated hereby, to cause a divestment by Seller or Purchaser of any significant portion of its respective assets or to impose any limitation upon the exercise by Purchaser of its general banking powers subsequent to consummation of the transactions contemplated hereby.

          13.03 No Material Adverse Change. There shall not have occurred any material adverse change from Agreement Date to the Closing Date in the business or financial condition of Purchaser.

     Section 14. Notice to Depositors. Seller agrees that Purchaser shall, in the form of a letter mutually acceptable to Seller and Purchaser or as otherwise required by law, give notice to depositors of its assumption of the Deposits at the Branch.

     Section 15. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing under the following conditions:

          (a) By the consent in writing of the Purchaser and Seller;

          (b) By Purchaser in writing if any of the conditions precedent to the obligations of the Purchaser contained in Section 12 of this Agreement (other than Section 12.04) or the conditions of the obligations of the parties contained in Section 11 of this Agreement shall not have been satisfied prior to October 1, 2004.

          (c) By Purchaser in writing at any time prior to the end of the Due Diligence Period if any aspect of Purchaser's due diligence inquiry is not acceptable to Purchaser, in its sole discretion.

          (d) By the Seller in writing if any of the conditions precedent to the obligations of the Seller contained in Section 13 of this Agreement or the conditions to the obligations of the parties contained in Section 11 of this Agreement shall not have been satisfied prior to September 1, 2004.

          (e) By Purchaser in writing due to a breach by Seller of any of its representations, warranties or covenants or agreements contained herein, which breach remains uncured for more than 1.0 days following notice of such breach by Purchaser.

          (f) By Seller in writing due to a breach by Purchaser of any of its representations, warranties or covenants or agreements contained herein, which breach remains uncured for more than 10 days following notice of such breach by Purchaser.

In the event of the termination of dais Agreement pursuant to the provisions of this section, this Agreement shall be of no further force and effect, and no party hereto shall have any liability or further obligation to the other party to this Agreement.. Notwithstanding the foregoing, no party shall be relieved by such termination for any liability that accrued due to any material breach of this Agreement prior to such termination..

     Section 16. Miscellaneous.

          16.01 Expenses. Whether or not the transactions contemplated herein shall be consummated, Purchaser and Seller each shall pay their own expenses incident to, preparing for, entering into and carrying into effect the terms of this Agreement.

          16.02 Notices. Any notice or communication required or permitted to be made hereunder shall be in writing, and shall be deemed to have been made if personally delivered in return for a receipt, or if mailed, by registered or certified mail, return receipt requested, to the parties at the addresses shown below. The date of personal delivery shall be the date of giving notice or if mailed in the manner prescribed above, notice shall be deemed to have been given three business days after the mailing.

         If to Purchaser:           ACCESSBANK
                                    Mr. Don Padgett, President 5210 Eubank NE
                                    Albuquerque, NM 87111 (505) 343-9310 -
                                    Telephone (505) 343-9314 - Facsimile

         with a copy to:            Mr. James K. LeValley
                                    Quarles & Brady Streich Lang LLP
                                    Renaissance One
                                    Two N Central Avenue
                                    Phoenix, AZ 85004-2.391
                                    (602) 229-5260 - Telephone
                                    (602) 420-5056 - Facsimile
                                    E-Mail - ilevalle@quareles.com

         with a copy to             Mr. Charles Moore
                                    Keleher & McLeod, P.A.
                                    PO Drawer AA
                                    Albuquerque, NM 8710.3
                                    (505) 346-9110 - Telephone
                                    (505) 346-1345 - Facsimile

         If to Seller:              Matrix Capital Bank
                                    D. Mark Spencer
                                    President
                                    700 17th Street, Suite 100
                                    Denver, CO 80202
                                    (720)-932-4204 - Telephone
                                    (720)-946-1122 - Facsimile

         with a copy to:            T. Allen McConnell General Counsel
                                    T. Allen McConnell
                                    General Counsel
                                    700 17th Street, Suite 2100
                                    Denver, CO 80202
                                    (720) 932-4208 - Telephone
                                    (720) 946-1171 - Facsimile

          16.03 Entire Agreement. This Agreement, including all exhibits, schedules and documents delivered in connection therewith, and the Confidentiality Agreement dated January 28, 2004 (the "Documents") sets forth the entire understanding of the parties hereto and supersedes all prior agreements and understanding, whether oral or written, This Agreement shall not be modified or amended except by written agreement of all parties hereto. Any reference herein to the Agreement shall be deemed to include the Documents.

          16.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their respective legal representatives, successors and assigns; provided, however, that no assignment of this Agreement or any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other party and no assignment by any party hereunder shall relieve said party of any of its obligations or duties hereunder.

          16.05 Further Assurances. Each of the parties hereto agrees to execute and deliver such further agreements, assurances, instruments and documents at any time reasonably requested by another party as are necessary or desirable in order to consummate the transactions contemplated by this Agreement.

          16.06 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery hereof for a period of twenty-four months.

          16.07 Construction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona applicable to contracts made and performed entirely therein.

          16.08 Section Headings. The section headings contained in this Agreement are for convenience and reference only and shall not in any way affect the meaning or interpretation of this Agreement.

          16.09 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one Agreement. This Agreement may be executed and delivered by facsimile transmission of a counterpart signature page hereof.

          16.10 Attorney Fees. In any action brought by a party hereto to enforce the obligations of any other party hereto, each party shall be responsible for its own litigation costs and attorney's fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

          16.11 Exhibits. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this Reference; Exhibit A - - terms for acquisition of Real estate Property; Exhibit B - - Legal Description; Exhibit C - - Special Warranty Deed; Exhibit D - - Bill of Sale and Assignment.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

PURCHASER:                                  ACCESSBANK


                                            By: /s/ Don K. Padgett
[seal]                                          Don K. Padgett, President


Attest:___________________________
       ___________________________
       Title


SELLER:                                     MATRIX CAPITAL


                                            By: /s/ Patrick Howard
[seal]                                          Patrick Howard, EVP


Attest:___________________________
       ___________________________
       Title

                                    EXHIBIT A

Terms of the real property acquisition located at 9899 West Bell Road, Sun City, Arizona..

1. Real Estate Property: The real property described on attached Exhibit B, together with any and all rights, privileges, profits, and easements appurtenant thereto, and all buildings and other improvements and fixtures located thereon.

2. Purchase Price: $2,000,000 - - payable in all cash to Matrix Capital Bank ("Seller") at Closing

3. The Real Estate Property shall be conveyed by Special Warranty Deed in the form attached as Exhibit C to the Agreement. Any Assets and personality conveyed in connection with or contemporaneously with the Real Estate Property shall be transferred by a Bill of Sale and Assignment in the form attached as Exhibit D to the Agreement,

4. Evidence of Title: Within ten (10) days after the execution of the Agreement, Seller shall cause to be delivered to Purchaser a preliminary title commitment for the issuance of an ALTA extended coverage policy of title insurance on the Real Estate Property, with such title commitment issued by a title company reasonably acceptable to Purchaser, Purchaser' shall obtain (at Seller's cost) such title insurance (with extended coverages), as it deems satisfactory, but in no event more than the $1,200,000 purchase price set forth above. Any such policy shall (a) insure fee simple title to the Property free and clear of all liens and encumbrances, except for only those items appearing on the preliminary title commitment and approved in writing by Purchaser prior to the end of Due Diligence Period (defined below), and (b) be issued in such form and contain such exceptions and endorsements as Purchaser may approve or require. Seller shall cooperate with Purchaser as necessary to obtain such title insurance.

5. Survey: Within ten (10) days after the execution of the Agreement, Seller, at Seller's expense, shall provide Purchaser a current ALTA survey of the Real Estate Property with corners staked. Seller shall also to provide Purchaser all as-built plans of the Real Estate Property in its possession.

6. Environmental Report and Due Diligence: Within ten (10) days after the execution of the Agreement, Seller agrees to deliver to Purchaser a Current Phase One Environmental Survey of the Real Estate Property in conformance with ATSM standard ATSM E 1527-97 showing the Real Estate Property free of asbestos and underground storage tanks and otherwise acceptable to Purchaser in its sole discretion. Purchaser and its representatives shall be given the opportunity to inspect and investigate the Real Estate Property, all improvements thereon and all aspects relating thereto. Purchaser shall have full and complete access to the Property and to the originals or certified copies of originals of all due diligence items requested by Real Estate Purchaser, and shall have the right to conduct any inspections, studies or tests that Purchaser reasonably deems appropriate.

     All investigations, inspections, studies or tests conducted by Purchaser or its representatives, shall be conducted at Purchaser's sole expense and in a manner not disruptive to the operations of the Real Estate Property, except for the items indicated to be at Seller's sole expense. Purchaser agrees not to cause any damage to the Real Estate Property in the course of any investigation, inspections study or test on the Real Estate Property. As soon as possible, but not later than five (5) business days after the execution of the Agreement, Seller shall deliver to Purchaser any due diligence items and any other information reasonably requested by Purchaser.

     Purchaser shall have until the later of (i) thirty (30) days after the Agreement has been executed or (ii) twenty (20) days after Seller has provided to Purchaser all of the items required to be delivered pursuant to Sections 4, 5 and 7 and the first two paragraphs of this Section 6 in which to complete its investigation of the Property (including soil borings) and its review of such documents it deems necessary and appropriate (the "Due Diligence Period"). If Purchaser in its sole and absolute discretion gives written notice to Seller before the expiration of the Due Diligence Period that Purchaser does not desire to purchase the Real Estate Property, then the Agreement will terminate immediately.:

7. Service Contracts and Operating Agreement: Within ten (10) days after the execution of the Agreement, Seller will furnish true, correct, and complete copies of all agreements which relate to, or affect the Real Estate Property including, schedules of operating income and expenses, and all other receipts and expenditures.

8. Representations and Warranties: Except for the representations and warranties made by Seller with respect to the Assets (which include the Real Estate Property) in the Agreement, Seller makes no representation or, warranty with respect to the Real Estate Property, and the sale of the Property to Purchaser is on an as-is, where-is basis.

9. Closing: The closing of the purchase shall occur on the Closing Date and shall be subject to satisfaction of all of the conditions set forth in Sections 12 and 13 of the Agreement.

10. Casualty Loss: Condemnation: If there occurs, prior to Closing, any material damage to the Real Estate Property of any initiation or threat of eminent domain proceedings relating to the Real Estate Property, Purchaser may, at its option, promptly terminate the Agreement. Material damage shall be defined as damage, which shall cost, in the Purchaser and Seller's reasonable opinion, in excess of $25,000 to repair. If Purchaser elects to close (on the Real Estate Property), Seller shall assign all insurance proceeds available in regard to said casualty to Purchaser.

11. Cost of Transaction: All costs incurred in connection with the purchase of the Real Estate Property, except for the Seller's and Purchaser's respective attorney's fees and the fees and expenses of its respective agents shall be borne by the parties according to the custom and practice in Sun City, Arizona, except as otherwise indicated herein, Prorations shall occur in the manner set forth in Section 4 of the Agreement.

12. Further Documents and Assurances. Seller also shall execute and deliver a certificate of nonforeign status at Closing. Seller and/or Purchaser, as appropriate, also shall execute and deliver an affidavit of property value, such escrow instructions as are reasonably requested by the title company, closing settlement statements, such resolutions as are required by the title company, and all such other documents and items as are customary of transactions of this type and/or are reasonably necessary or appropriate in order to carry out the terms of the Agreement.

                                    EXHIBIT B

                                LEGAL DESCRIPTION

That part of the Northeast quarter of Section 5, Township 3 North, Range 1 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

BEGINNING at the Northeast corner of said Section 5, Township 3 North, Range 1 East; run thence South 89 degrees 35 minutes 46 seconds West, along the North line of Section 5, a distance of 370.92 feet; thence South 00 degrees 24 minutes 14 seconds East, a distance of 50.80 feet to a point on the Southerly line of BELL ROAD and the TRUE POINT OF BEGINNING; thence Westerly and Southerly along the arc of a 65, 00 foot radius curve that is concave Southeasterly and tangent to the aforementioned Southerly line of BELL ROAD, through a central angle of 105 degrees 22 minutes 06 seconds, a distance of 119.54 feet to a point of tangency on the Easterly line of 99TH AVENUE; thence South 15 degrees 07 minutes 22 seconds East, along the Easterly line of 99TH AVENUE, a distance of 148.86 feet; thence south 89 degrees 45 minutes 16 seconds East, a distance of 190.70 feet; thence North 00 degrees 14 minutes 44 seconds East, a distance of 225.77 feet to a point on the Southerly line of BELL ROAD; thence North 89 degrees 45 minutes 16 seconds West, along the Southerly line of BELL ROAD, a distance of
167.48 feet to the TRUE POINT OF BEGINNING.

                                    EXHIBIT C

When recorded, return to:

__________________________
__________________________
__________________________
__________________________


                              SPECIAL WARRANTY DEED

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MATRIX CAPITAL. BANK, a federal savings bank organized under the laws of the United States of America ("Grantor"), hereby grants, sells and conveys to ACCESSBANK, a federal savings bank organized under the laws of the United States of America ("Grantee"), all of Grantor's right, title and interest in and to the following real property situated in Maricopa County, Arizona, together with all buildings, improvements and fixtures thereon and all rights, privileges, profits and easements appurtenant thereto, including, without limitation, all of Grantor's right, title and interest in and to all water, well, air and mineral rights appurtenant thereto (collectively, the "Property"):

                             See attached Exhibit A

     SUBJECT ONLY TO those matters set forth on Exhibit B, Grantor warrants the title by, through and under Grantor.

     Dated this _____ day of ____________, 2004.

                                          MATRIX CAPITAL BANK, a
                                          federal savings bank
                                          organized under the laws of
                                          the United States of America


                                          By:_________________________________
                                             Its:_____________________________

STATE OF ARIZONA        )
                        ) ss.
COUNTY OF MARICOPA      )

     I HEREBY CERTIFY that on this day before me personally appeared who signed ______________, the foregoing instrument in his/her capacity as ___________ of MATRIX CAPITAL BANK, a federal savings bank organized under the laws of the United States of America, and acknowledged the execution thereof to be his/her free act and deed as such person in such capacity for the uses and purposes therein mentioned, and that the said instrument is the act and deed of said bank.

     WITNESS my hand and official seal this _____ day of __________________, 2004.


                                  ____________________________________________
                                  Notary Public

My Commission Expires:

______________________

                           EXHIBIT A TO WARRANTY DEED

                                LEGAL DESCRIPTION

                           EXHIBIT B TO WARRANTY DEED

                              PERMITTED EXCEPTIONS

                                    EXHIBIT D

                           BILL OF SALE AND ASSIGNMENT

     For and in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MATRIX CAPITAL BANK, a federal savings bank organized under the laws of the United States of America ("Seller"), does hereby grant, bargain, sell, assign and convey to ACCESSBANK, a federal savings bank organized under the laws of the United States of America ("Purchaser"), all of the Assets, as defined in that Branch Purchase and Deposit Assumption Agreement dated as of _______________ 2004, between Seller and Purchaser (the "Purchase Agreement") and all of the items set forth on the attached Exhibit A, if any (collectively, the "Assets").

     Further, without limiting the preceding paragraph, Seller also assigns, transfers, sets over and delivers unto Buyer all of Seller's right, title and interest in and to all of the following property (the "Assigned Property"):

     (a) all Contracts, as defined in the Purchase Agreement, and any security or other deposits relating to the Contracts;

     (b) all assignable licenses, permits, authorizations, and other approvals included within or related to the Assets;

     (c) all assignable warranties included within or related to the Assets;

     (d) all assignable intellectual property rights, including, without limitation, rights to any patents, copyrights and trademarks, both registered and unregistered, and all brochures and other marketing materials included within or related to the Assets; and

     (e) all assignable chores in action, causes of action, claims and rights of recovery or setoff of every kind or character included within or related to the Assets.

     The Assets are being transferred and conveyed and the Assigned Property is being assigned subject to all warranties, representations and requirements of Seller to Purchaser in the Purchase Agreement. Without limiting the preceding sentence, Seller does hereby warrant, represent, covenant and agree that it: (a) has good and marketable title to all of the Assets, subject only to such liens and other encumbrances as have been approved in writing by Purchaser; and (b) will warrant and defend title to all of the Assets against any claims, subject to the terms and provisions of the Purchase Agreement.

     This Bill of Sale and  Assignment  shall be binding upon,  and inure to the
benefit   of,  the   parties   hereto   and  their   respective   heirs,   legal
representatives, successors and assigns.

     Dated this _____ day of ____________, 2004.

                                         MATRIX CAPITAL BANK, a federal savings
                                         bank organized under the laws of the
                                         United States of America


                                         By:__________________________________
                                            Its:______________________________

                                    EXHIBIT A

                            [Itemized List of Assets]